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                                                                 Exhibit 10.4


                                    FORM OF
                           TRADEMARK LICENSE AGREEMENT

                  THIS AGREEMENT, dated this _____ day of _________, 1999, is made by and between

TII HOLDINGS, LLC, a Delaware limited liability company, having its principal office at _____________________, ________________________ (hereinafter
"HOLDINGS"); and

TELEDYNE TECHNOLOGIES INCORPORATED, a Delaware corporation, having its principal office at ____________________ , _________________________ (hereinafter
"TELEDYNE TECHNOLOGIES").

         WHEREAS, HOLDINGS is the owner of the entire right, title, and interest in the TELEDYNE and TELEDYNE LOGO trademark registrations and applications in the United States and foreign countries for numerous classes of goods and services, and HOLDINGS' affiliates have used the word "TELEDYNE" as a trademark, trade name, and service mark, and the TELEDYNE LOGO as a trademark and service mark;

         WHEREAS, the affiliates, divisions, operating companies, subsidiaries, and business units of Allegheny Teledyne Incorporated used TELEDYNE and the TELEDYNE LOGO as a trademark, trade name, or service mark in the United States and foreign countries on and in connection with certain goods and services, as shown in the Exhibit (hereinafter "TRADEMARKS"); and

         WHEREAS, TELEDYNE TECHNOLOGIES desires to license the TRADEMARKS under the terms and conditions hereinafter set forth.

         In consideration of the mutual promises, and intending to be legally bound, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

1.0 "Products" means and includes those products made, used, and sold, and those services rendered by TELEDYNE TECHNOLOGIES prior to its formation, reasonable product and services extensions, and such other


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related products and services that may be added to this license upon written notice by TELEDYNE TECHNOLOGIES to HOLDINGS.

                              ARTICLE II - LICENSE

2.0 HOLDINGS hereby grants to TELEDYNE TECHNOLOGIES a world-wide right and license (subject to certain conditions hereinafter set forth):

(a) to use the word TELEDYNE as a trademark, trade name, and service mark in connection with the Products of TELEDYNE TECHNOLOGIES, and
(b) to use the TELEDYNE LOGO as a trademark and service mark in connection with Products of TELEDYNE TECHNOLOGIES.

2.1 Such license of paragraph 2.0 is exclusive, except for the reservation of world-wide rights and licenses in HOLDINGS, for and on behalf of its affiliates, to use TELEDYNE and TELEDYNE LOGO as a trademark, trade name, and service mark in connection with any and all products sold and services rendered which do not compete with the Products of TELEDYNE TECHNOLOGIES. This reservation shall continue until terminated by HOLDINGS at its sole discretion.

                            ARTICLE III - LICENSE FEE

3.0 TELEDYNE TECHNOLOGIES shall pay to HOLDINGS an annual license fee of US$ 100,000 for the license granted under ARTICLE II. The fee shall be payable within thirty (30) days after the effective date of this Agreement, and thereafter annually on the anniversary of the effective date, until terminated.

                         ARTICLE IV - OPTION TO PURCHASE

4.0 Unless this Agreement is terminated under Article VI, on the last business day preceding the fifth year anniversary, TELEDYNE TECHNOLOGIES shall have the right to purchase the TRADEMARKS for use within the scope of rights and licenses granted in ARTICLE II and all other rights, title, and interest in the TRADEMARKS at US$ 412,000, which the parties agree is the predicted fair market value price on the fifth


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year anniversary. TELEDYNE TECHNOLOGIES shall give notice to HOLDINGS of its intention to purchase within thirty (30) days prior to the fifth year anniversary. Such purchase price shall be payable to HOLDINGS on the last business day preceding the fifth year anniversary.

                               ARTICLE V - QUALITY

5.0 TELEDYNE TECHNOLOGIES agrees to establish and maintain product specifications and product inspection and quality control procedures and records satisfactory to HOLDINGS with respect to all Products, which specifications, inspections, and procedures shall be at least equivalent to those in practice at TELEDYNE TECHNOLOGIES at the time of this Agreement.

5.1 HOLDINGS shall have the right to monitor periodically the quality of the Products used in connection with the TRADEMARKS and the proper usage of the TRADEMARKS. TELEDYNE TECHNOLOGIES shall permit HOLDINGS to inspect TELEDYNE TECHNOLOGIES plants, warehouses, and other establishments, and to inspect any Products located therein, at any time during regular business hours with reasonable notice.

5.2 TELEDYNE TECHNOLOGIES shall use and mark all Products with TRADEMARKS as reasonably practical in the proper trademark manner, and shall comply with all laws and regulations pertaining to the proper use and designation of TRADEMARKS in all countries.

5.3 HOLDINGS shall have the right to revoke the license and rights if the quality standards or proper usage are not maintained; provided that HOLDINGS shall give written notice to TELEDYNE TECHNOLOGIES of any deficiency and a reasonable time to correct the same before terminating this Agreement and license.


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                        ARTICLE VI - TERM AND TERMINATION

6.0 This Agreement shall continue for one (1) year and shall be automatically renewed for four (4) successive one-year periods and then shall terminate unless terminated at an earlier date as provided herein.

6.1 TELEDYNE TECHNOLOGIES may terminate this Agreement and the license hereunder for any reason upon written notification of its intention to do so at least ninety (90) days prior to each anniversary date of this Agreement.

6.2 HOLDINGS may terminate this Agreement and the license hereunder for cause
(a) if TELEDYNE TECHNOLOGIES breaches any material condition of this license, and fails to cure the breach within sixty (60) days or such other period as the parties may agree after receiving notice of such breach, or (b) if TELEDYNE TECHNOLOGIES discontinues business, becomes insolvent, appoints a receiver, or goes into liquidation, or (c) if control of TELEDYNE TECHNOLOGIES passes to any party or parties which HOLDINGS judges would be contrary to interests of HOLDINGS or its affiliates.

6.3 Promptly after the termination of this Agreement and the license granted hereunder, TELEDYNE TECHNOLOGIES shall have no further rights in TRADEMARKS, shall discontinue use of the TRADEMARKS, shall take any and all reasonable actions requested by HOLDINGS for establishing that it has no rights in the TRADEMARK, and shall not adopt in place of TRADEMARKS, any word, expression, portions or combinations thereof, or foreign language equivalents that are confusingly similar thereto.

                           ARTICLE VII - MISCELLANEOUS

7.0 The parties acknowledge that the TRADEMARKS are owned by HOLDINGS, and that TELEDYNE TECHNOLOGIES has the right to apply for registration of any mark, portions thereof, or foreign language equivalents with the express written approval of HOLDINGS, which shall not be unreasonably withheld.


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7.1 TELEDYNE TECHNOLOGIES agrees that it will not infringe TRADEMARKS by unauthorized use, will not contest the HOLDINGS rights in TRADEMARKS, nor assist, encourage, or induce another in such use or contest. TELEDYNE TECHNOLOGIES further agrees that neither it nor any person or entity which it controls or is controlled by, shall assert any rights of ownership in the licensed TRADEMARKS.

7.2 TELEDYNE TECHNOLOGIES shall defend, indemnify, and hold harmless HOLDINGS and its affiliates and officers and directors against any and all claims, demands, actions and causes of actions of any nature whatsoever in any jurisdiction, and any expense incident to the defense thereof for injury to or death to persons, and for loss of or damage to property arising in connection with the manufacture, assembly, sale by TELEDYNE TECHNOLOGIES of Products in connection with the TRADEMARKS, regardless of the legal theory.

7.3 TELEDYNE TECHNOLOGIES shall comply with all security and export control laws and regulations of the United States and relevant foreign countries in the sale of Products.

7.4 The rights and privileges granted to TELEDYNE TECHNOLOGIES are personal, indivisible, and non-assignable.

7.5 This Agreement shall constitute the entire agreement between the parties on this subject matter, and there are no other understandings, expressed or implied, with respect to the subject matter of this Agreement, which shall not be modified except in writing by both parties.

                  The parties have signed this Agreement to be effective as first written above.

TELEDYNE TECHNOLOGIES                       TII HOLDINGS, LLC
INCORPORATED

By: _______________________                 By: _______________________

Name: _____________________                 Name: _____________________

Title: ____________________                 Title: ____________________


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                                     EXHIBIT


         (See attached list of US and foreign trademark applications and registrations comprising TRADEMARKS)